UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

 FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  March 31, 2005

GLOBAL INDUSTRIES, LTD.
    (Exact name of registrant as specified in its charters)

                           Louisiana                                     2-56600                                   72-1212563
            (State or Other Jurisdiction of              (Commission File Number)          (I.R.S. Employer Identification
            Incorporation or Organization)                                                                 No.0029)

8000 Global Drive                                                         70665
      P.O. Box 442, Sulphur, LA                                            70664-0442
(Address of Principal Executive Offices)                                    (Zip Code)

Registrant's Telephone Number, including Area Code:  (337) 583-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02        RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 4, 2005, Global Industries, Ltd. issued a press release announcing its operating results for the first quarter ended March 31, 2005, a copy of which is attached as Exhibit 99.1 to this Report and incorporated by reference into this Item 2.02.

Item 9.01        FINANCIAL STATEMENTS AND EXHIBITS

            (a)        Financial statements of businesses acquired.

                        Not applicable.

            (b)       Pro forma financial information.

Not applicable.

            (c)        Exhibits.
                        99.1     Global Industries, Ltd. press release dated May 4, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.

Date:    May 4, 2005                By: __________________________
                                                        Name: Timothy W. Miciotto
                                                        Title:  Senior Vice President/CFO

EXHIBIT INDEX

Exhibit
            Number                                   Exhibit Description

99.1                 Global Industries, Ltd. press release dated May 4, 2005.

                                                                                                                                            Exhibit 99.1

                                                                                                    For Immediate Release
PRESS RELEASE                                                                    Contact: William J. Doré Jr.
                                                                                                    Tel: 281.529.7979

Global Industries, Ltd. Announces Operating Results for the First Quarter Ended March 31, 2005

Carlyss, Louisiana, (May 4, 2005) Global Industries, Ltd. (Nasdaq: GLBL) announced results for the first quarter ended March 31, 2005. Revenues were $137.3 million for the first quarter of 2005, an improvement of $57.9 million, or 73%, over the same period a year ago. Gross profit was $24.3 million for the quarter, an improvement of $21.2 million compared to last year's first quarter. Income from continuing operations, net of taxes, increased $14.9 million to $7.5 million, or $0.07 per diluted share, for the first quarter, as compared to a loss of $7.4 million or ($0.07) per diluted share for the same period last year. The Company reported diluted earnings per share, including discontinued operations, of $0.07 for the first quarter of 2005 compared to a loss per share of ($0.08) for the comparable period in 2004.

Mr. William J. Doré, Global's Chairman and Chief Executive Officer, said, "I am pleased to announce our third consecutive quarter of positive earnings and our highest level of first quarter earnings since 1998. Our revenues and earnings for the quarter have increased substantially compared to the same period last year and were positively impacted by continued Hurricane Ivan repair work in our Gulf of Mexico segments. Our OCD Latin America segment margins were comparatively low for the first quarter 2005 due to certain contracts that were previously bid at low margins to achieve higher utilization and due to poor productivity on one project. Our efforts to enhance operations and realign our business strategies are having a significant positive impact, and coupled with a strong market, we expect continued positive earnings in 2005."

Mr. Doré further stated, "We continue to position ourselves for the future and we plan to capitalize on the robust growth of the market. We are experiencing improvement in certain international markets and, primarily due to additional hurricane-related work, an increase in the U.S. Gulf of Mexico market. During the first quarter, we booked $234.6 million of new work resulting in a backlog of $359.3 million at March 31, 2005 as compared to a backlog of $187.5 million at the end of the same period last year. In addition, on April 5, 2005 we were awarded a $212.0 million project in our Middle East OCD segment."

A conference call will be held at 10:00 a.m. Central Daylight Saving Time on Thursday, May 5, 2005. Anyone wishing to listen to the conference call may dial 888.790.9477 or 210.234.9633 and ask for the "Global First Quarter Earnings" call. Phone lines will open fifteen minutes prior to the start of the call. The call will also be webcast in real time on the Company's website at www.globalind.com, where it will also be archived for anytime reference until May 20, 2005.

All individuals listening to the conference call or the replay are reminded that all conference call material is copyrighted by Global and cannot be recorded or rebroadcast without Global's express written consent.

Global Industries provides pipeline construction, platform installation and removal, diving services, and other marine support to the oil and gas industry in the Gulf of Mexico, West Africa, Asia Pacific, the Mediterranean, Middle East/India, South America, and Mexico's Bay of Campeche. The Company's shares are traded on The NASDAQ National Market under the symbol "GLBL."

This press release may contain forward-looking information based on current information and expectations of the Company that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially are: industry conditions, prices of crude oil and natural gas, the Company's ability to obtain and the timing of new projects, and changes in competitive factors. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual outcomes could vary materially from those indicated.

Set forth are the Company's results of operations and selected balance sheet amounts for the periods indicated
(In thousands, except shares and per share amounts)
Three Months Ended March 31	Three Months Ended March 31
Results of Operations	2005	2004
Revenues	$137,256	$79,392
Cost of Operations	112,959	76,302
Gross Profit	24,297	3,090
Net (Gain) Loss on Asset Disposal	(112)	(7)
Selling, General and Administrative Expenses	10,282	9,563
Operating Income (Loss)	14,127	(6,466)
Other Expense (Income):
Interest Expense	2,384	3,513
Other	(729)	144
Income (Loss) From Continuing Operations
Before Income Taxes	12,472	(10,123)
Income Taxes (Benefit)	4,976	(2,736)
Income (Loss) From Continuing Operations, Net of Taxes	7,496	(7,387)
Income (Loss) From Discontinued Operations, Net of Taxes	--	(951)
Net Income (Loss)	$7,496	$(8,338)

Basic Earnings Per Common Share:
Earnings (Loss) From Continuing Operations	$0.07	$(0.07)
Earnings (Loss) From Discontinued Operations	0.00	(0.01)
Basic Earnings (Loss) Per Share	$0.07	$(0.08)

Diluted Earnings Per Common Share:
Earnings (Loss) From Continuing Operations	$0.07	$(0.07)
Earnings (Loss) From Discontinued Operations	0.00	(0.01)
Diluted Earnings (Loss) Per Share	$0.07	$(0.08)

Weighted Average Common Shares
Outstanding:
Basic	112,603,000	101,573,000
Diluted	114,476,000	101,573,000

Other Data
Depreciation and Amortization	$12,030	$10,957
Deferred Income Taxes (Benefit)	4,273	(6,370)
Backlog at March 31	359,334	187,543

Selected Balance Sheet Amounts
Cash	$96,572	$143,161
Working Capital (including cash)	169,359	152,202
Total Assets	712,325	704,787
Debt	79,200	81,180
Shareholders' Equity	460,338	450,728

Set forth are the Company's results of operations and selected balance sheet amounts for the periods indicated
(In thousands, except shares and per share amounts)
Three Months Ended March 31	Three Months Ended March 31
Reportable Segments	2005	2004
Total Segment Revenues
Offshore Construction Division
Gulf of Mexico	$23,318	$12,884
West Africa	3,518	15,575
Latin America	65,756	28,362
Asia Pacific	10,370	14,224
Middle East	12,801	5
Subtotal	115,763	71,050
Global Divers and Marine Contractors
Gulf of Mexico	13,520	4,618
West Africa	60	525
Latin America	5,415	1,932
Middle East	15,550	6,031
Subtotal	34,545	13,106
Total	$150,308	$84,156

Intersegment elimination	(13,052)	(4,764)
Total segment revenues from external customers	$137,256	$79,392

Income (Loss) From Continuing Operations Before Income Taxes
Offshore Construction Division
Gulf of Mexico	$9,921	$(10,875)
West Africa	(4,134)	5,898
Latin America	652	3,528
Asia Pacific	(7,585)	(6,114)
Middle East	1,982	(2,734)
Subtotal	836	(10,297)
Global Divers and Marine Contractors
Gulf of Mexico	4,830	(1,845)
West Africa	18	21
Latin America	1,824	311
Middle East	4,527	1,553
Subtotal	11,199	40
Other	437	134
Total	$12,472	$(10,123)